                                                                      EXHIBIT 12

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                    AT DECEMBER 31,                       AT SEPTEMBER 30,
                                                 -----------------------------------------------------  --------------------
                                                   1992       1993       1994       1995       1996       1996       1997
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Pre-Tax earnings...............................  $  50,203  $  55,519  $  38,479  $  69,478  $  82,572  $  56,635  $  70,680
Fixed Charges:
Interest Expense...............................        754      5,235      5,820      5,638      6,182      4,080      5,287
1/3 of rental payments under operating
  leases.......................................          0          0          0          0          0          0          0
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Fixed Charges............................        754      5,235      5,820      5,638      6,182      4,080      5,287
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ratio..........................................       66.6x      10.6x       6.6x      12.3x      13.4x      13.9x      13.4x
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------

- For purposes of calculating the ratio of earnings to fixed charges, "Pre-tax earnings" consist of income before income taxes and extraordinary items plus fixed charges.

- For purposes of calculating the ratio of earnings to fixed charges, "Fixed Charges" consist of interest expense incurred, capitalized interest, amortization of debt expense and 1/3 of rental payments under operating leases (an amount estimated to be the interest component of such rentals).